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                                                            EXHIBIT 99.1


FOR IMMEDIATE RELEASE



                    EXX RAISES NEWCOR STAKE TO 15%
                    ------------------------------
            PLEADS WITH NEWCOR NOT TO ACTIVATE "POISON PILL"
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        Las Vegas, NV-June 29, 2000-EXX INC (Amex: EXX-A and EXX-B)
today announced that it had increased its ownership of Newcor, Inc. common stock so that together with the shares owned by its Chairman, the combined share ownership exceeds 15% of Newcor's common stock outstanding.

        This increase in share ownership by EXX creates the possibility of Newcor's Board of Directors activating a so called "Poison Pill".

        EXX also released the text of an "Open Letter to Newcor's Board of Directors" which it is sending to Newcor's Board. The letter appears below.

                                         June 29, 2000


        An Open Letter to the Board of Directors of Newcor, Inc.


        EXX INC AND THE UNDERSIGNED NOW OWN IN EXCESS OF 15% OF THE COMMON STOCK OF NEWCOR INC. WE ARE THE LARGEST SHAREHOLDER OWNING MORE THAN ALL OF THE OFFICERS AND DIRECTORS OF NEWCOR COMBINED. (BASED ON
     ---                                         --------
THE ACTUAL OWNERSHIP OF CURRENT OFFICERS AND DIRECTORS AS LISTED IN NEWCOR'S PROXY STATEMENT OF MARCH 29, 2000). YET, WE HAVE NO REPRESENTATION ON THE BOARD OF DIRECTORS. OUR REPEATED EFFORTS AND OFFERS TO HELP IN THE "TURN-AROUND" OF NEWCOR HAVE BEEN REBUFFED. NEWCOR'S BOARD HAS REFUSED TO DISCUSS ANYTHING WITH US.

        Now having increased our stock ownership to in excess of 15%, the Newcor Board of Directors may - if it so chooses - activate the so called "Poison Pill" they put into place in 1999.

        We urge Newcor's Board NOT TO ACTIVATE the "Poison Pill". It may very well work to the disadvantage of Newcor's shareholders as well as to EXX's disadvantage.




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        Instead, we humbly request that Newcor's Board of Directors meet with the undersigned, as Chairman of EXX INC, to work out a mutually acceptable arrangement giving EXX INC representation on Newcor's Board, and allowing EXX to bring its proven "turn-around" skills to bear to help restore Newcor to profitability.


                                              David A Segal
                                          Chairman of the Board
                                                 EXX INC


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Statements EXX INC may publish that are not strictly historical are
"forward-looking" statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although EXX INC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. Forward-looking statements involve known and unknown risks which may cause actual results and corporate developments to differ materially from those expected.


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